AMENDMENT NO. 4 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

     THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 1st day of March, 2002 by the Trustees hereunder.

     WHEREAS, the Trustees have executed an amendment and restatement to the Agreement and Declaration of Trust dated March 9, 1998, amended March 1, 1999, March 2, 2001, August 1, 2001 and December 3, 2001.

     AND WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Government Income Trust (the ""Trust"") to add an Institutional Class of shares for Inflation-Adjusted Bond Fund.

     NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the 1st day of March, 2002."


Trustees of the American Century Government Income Trust



/s/Albert Eisenstat                                      /s/Kenneth E. Scott
Albert Eisenstat                                         Kenneth E. Scott



/s/Ronald J. Gilson                                      /s/James E. Stowers III
Ronald J. Gilson                                         James E. Stowers III



/s/William M. Lyons                                      /s/Jeanne D. Wohlers
William M. Lyons                                         Jeanne D. Wohlers



/s/Myron S. Scholes
Myron S. Scholes




                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:


Series                                      Class          Date of Establishment
------                                      -----          ---------------------

Capital Preservation Fund                   Investor          03/16/1997

Treasury Fund                               Investor          05/16/1980
(formerly Intermediate-Term Treasury Fund)  Advisor           08/01/1997

Government Bond Fund                        Investor          09/08/1992
(formerly Long-Term Treasury Fund)          Advisor           08/01/1997

Government Agency Money Market Fund         Investor          12/05/1989
                                            Advisor           08/01/1997

Short-Term Government Fund                  Investor          09/03/1991
                                            Advisor           08/01/1997

Ginnie Mae Fund                             Investor          09/23/1985
(formerly GNMA Fund)                        Advisor           08/01/1997
                                            C                 05/01/2001

Inflation-Adjusted Bond Fund                Investor          02/16/1996
(formerly Inflation-Adjusted Treasury Fund) Advisor           08/01/1997
                                            Institutional     03/01/2002


This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.